UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on February 19, 2009, the stockholders approved amendments to the 2002 AmerisourceBergen Corporation Management Stock Incentive Plan (the “Plan”) to, among other things, (i) extend the expiration date of the Plan to February 18, 2019; (ii) change the name of the Plan to the AmerisourceBergen Corporation Management Incentive Plan; (iii) increase the number of shares available under the Plan by an additional 8,500,000 shares (for an aggregate total of 43,300,000 shares of Common Stock subject to the Plan); (iv) change the treatment at retirement of certain awards made under the Plan; and (v) make other design- and administration-based changes to the Plan. The stockholders also approved the Plan, as amended and restated, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

In the news release issued on February 19, 2009, the Registrant affirmed its previous guidance for fiscal year 2009 diluted earnings per share in the range of $3.08 to $3.25. The Registrant also announced that it has not changed the key assumptions supporting the fiscal year 2009 diluted earnings per share range. A copy of the news release is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1 AmerisourceBergen Corporation Management Incentive Plan, effective as of February 19, 2009.

99.2 News Release, dated February 19, 2009, regarding Registrant’s Annual Meeting of Stockholders and fiscal year 2009 expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: February 19, 2009

By: /s/ Michael D. DiCandilo
Name: Michael D. DiCandilo
Title: Executive Vice President
         and Chief Financial Officer

EXHIBIT INDEX

99.1 AmerisourceBergen Corporation Management Incentive Plan, effective as of February 19, 2009.

99.2 News Release, dated February 19, 2009, regarding Registrant’s Annual Meeting of Stockholders and fiscal year 2009 expectations.